UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2025

CARGO Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41859	84-4080422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

835 Industrial Road, Suite 400

San Carlos, California 94070

(Address of principal executive offices) (Zip Code)

(650) 499-8950

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed by CARGO Therapeutics, Inc. (the “Company”) in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 8, 2025, the Company entered into an Agreement and Plan of Merger, dated as of July 7, 2025 (the “Merger Agreement”) with Concentra Biosciences, LLC, a Delaware limited liability company (“Parent”) and Concentra Merger Sub VII, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on August 18, 2025, Parent completed a tender offer to purchase all of the Company’s outstanding shares (the “Shares”) of common stock, par value $0.001 per share (the “Shares”), in exchange for (i) $4.379 in cash per Share (the “Cash Amount”); plus (ii) one non-transferable contingent value right per Share (each, a “CVR” and each CVR together with the Cash Amount, the “Offer Price”), which CVR represents the right to receive potential payments pursuant to the terms and subject to the conditions of the contingent value rights agreement (the “CVR Agreement”), dated August 19, 2025, by and among Parent, Merger Sub, Equinity Trust Company, LLC, a New York limited liability company, and Fortis Advisors LLC, a Delaware limited liability company, in each case, subject to and in accordance with the terms and conditions set forth in the Offer to Purchase, dated July 21, 2025 (as amended and supplemented on August 8, 2025, the “Offer to Purchase”), and in the related Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may have been amended or supplemented, constituted the “Offer”).

The Offer and related withdrawal rights expired as scheduled at one minute after 11:59 p.m. Eastern Time on Monday, August 18, 2025 (such date and time, the “Expiration Time”), and the Offer was not further extended. According to Equiniti Trust Company, LLC, the depositary for the Offer, as of the Expiration Time, a total of 34,569,840 Shares had been validly tendered, and not validly withdrawn, representing approximately 71.48% of the outstanding Shares as of the Expiration Time. The number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the Minimum Tender Condition (as defined in the Merger Agreement). All other conditions to the Offer were satisfied and Parent accepted for payment all Shares validly tendered (and not validly withdrawn) prior to the expiration of the Offer.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied, and on August 19, 2025, Merger Sub merged with and into the Company (the “Merger”), pursuant to which the separate corporate existence of Merger Sub ceased and the Company continued as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent. The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no stockholder vote required. At the effective time of the Merger (the “Effective Time”), each outstanding Share, other than any Shares held in the treasury of the Company, owned by Parent, Merger Sub or any other subsidiary of Parent, or by any stockholders of the Company who are entitled to and who properly exercise appraisal rights under Delaware law, was converted into the right to receive the Offer Price without interest, subject to any applicable withholding taxes.

Pursuant to the terms of the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders, (i) each option to purchase shares of common stock from the Company (the “Company Stock Options,” and each, a “Company Stock Option”) was accelerated and (A) each Company Stock Option with an exercise price per share less than the Cash Amount (each, an “In-the-Money Option”) was cancelled and, in exchange therefor, the holder of such cancelled In-the-Money Option received in consideration of the cancellation of such In-the-Money Option (x) an amount in cash without interest, less any applicable tax withholding, equal to the product obtained by multiplying (1) the excess of the Cash Amount over the exercise price per share of Common Stock underlying such In-the-Money Option by (2) the number of shares of Common Stock underlying such In-the-Money Option as of immediately prior to the Effective Time and (y) one CVR for each share of Common Stock underlying such In-the-Money Option, and (B) each Company Stock Option that had an exercise price per share equal to or greater than the Cash Amount was cancelled for no consideration; and (ii) the vesting for each restricted stock unit of the Company (“Company Restricted Stock Units,” and each, a “Company Restricted Stock Unit”) was accelerated and each Company Restricted Stock Unit that was outstanding was cancelled and, in exchange therefor, the holder of such cancelled Company Restricted Stock Unit received in consideration of the cancellation of such Company Restricted Stock Unit (A) an amount in cash without interest, less any applicable tax withholding, equal to the Cash Amount and (B) one CVR.

The foregoing description of the Merger Agreement and the CVR Agreement and the transactions contemplated thereby do not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on July 8, 2025 and the full text of the CVR Agreement attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on July 8, 2025, both of which are incorporated herein by reference.

The information set forth in Items 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.01.

In connection with the consummation of the Offer and the Merger, the Company (i) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the Shares effective before the opening of trading on August 19, 2025 and (B) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Surviving Corporation intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

The information set forth under Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company and the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Merger Agreement, at the Effective Time, each of John Orwin, MBA, Abraham Bassan, Kapil Dhingra, M.B.B.S., Reid Huber, Ph.D., David C. Lubner, Krishnan Viswanadhan, Pharm.D and Jane Pritchett Henderson resigned from the board of directors of the Company and Anup Radhakrishnan resigned from his position as an officer of the Company. These resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies, or practices.

Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. The sole director of Merger Sub immediately prior to the Effective Time was Kevin Tang. The executive officers of Merger Sub immediately prior to the Effective Time were: (i) Mr. Tang, Chief Executive Officer; (ii) Michael Hearne, Chief Financial Officer; (iii) Ryan Cole, Chief Operating Officer; (iv) Stew Kroll, Chief Development Officer; and (v) Thomas Wei, Chief Business Officer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety, as set forth on Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of July 7, 2025, by and among CARGO Therapeutics, Inc. Concentra Biosciences, LLC and Concentra Merger Sub VII, Inc. (incorporated by reference to Exhibit 2.1 on the Current Report on Form 8-K, filed on July 8, 2025).

2.2*	Contingent Value Rights Agreement, dated August 19, 2025, by and among Concentra Biosciences, LLC, Concentra Merger Sub VII, Inc., Equiniti Trust Company, LLC and Fortis Advisors LLC (incorporated herein by reference to Exhibit (d)(6) the Schedule TO-T/A filed by Concentra Biosciences, LLC on August 19, 2025).

3.1	Amended and Restated Certificate of Incorporation of CARGO Therapeutics, Inc.

3.2	Amended and Restated Bylaws of CARGO Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARGO Therapeutics, Inc.

By:	/s/ Anup Radhakrishnan
Name:	Anup Radhakrishnan
Title:	Interim Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

Dated: August 19, 2025